                                ROBERT E. GARBER
                  Executive Vice President and General Counsel
                      THE EQUITABLE COMPANIES INCORPORATED
                           1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 314-4530

                                                              March 30, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                           The Equitable Companies Incorporated
                           Registration Statement on Form S-8

Dear Sirs:

         I am Executive Vice President and General Counsel for The Equitable Companies Incorporated, a Delaware corporation (the "Company"), and am head of its Law Department which has acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to the issuance of up to 9,316,265 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), under the Company's 1997 Stock Incentive Plan, as amended (the "Plan").

         I or members of the Law Department under my supervision have examined originals, or copies certified or otherwise identified to my or their satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         Based upon the foregoing, I am of the opinion that the shares of Common Stock being registered under the Registration Statement have been duly authorized and, when issued pursuant to the Plan, will be validly issued, fully paid and non-assessable.

         My opinion expressed above is limited to the laws of the State of New York and the corporate laws of the State of Delaware.

         I am delivering this opinion to you pursuant to the requirements of Form S-8.

         I hereby consent to the filing of this opinion as an exhibit to, and reference to this opinion in, the Registration Statement.

                                                            Very truly yours,

                                                            /s/ Robert E. Garber